Exhibit 99.1

Janux Therapeutics Reports Second Quarter 2022 Financial Results and Business Highlights

-IND application cleared for lead product candidate JANX007 (PSMA-TRACTr)-

-Phase 1 clinical trial evaluating JANX007 for metastatic castration-resistant prostate cancer remains on-track to initiate in 2H 2022-

-IND application for EGFR-TRACTr (JANX008) remains on-track to be submitted in 2H 2022-

-$354.3 million in cash and cash equivalents and short-term investments at end of second quarter 2022-

SAN DIEGO, August 9, 2022 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the second quarter ended June 30, 2022, and provided a business update.

“In recent months, we have maintained momentum across our portfolio of novel immunotherapies, receiving FDA clearance to advance JANX007, our lead PSMA-TRACTr product candidate, into the clinic, and advancing IND-enabling studies for our preclinical pipeline of TRACTr and TRACIr candidates,” said David Campbell, Ph.D., President and CEO of Janux. “We are excited to have evolved into a clinical-stage company with the expected initiation of a Phase 1 trial of JANX007 for metastatic castration-resistant prostate cancer and look forward to additional upcoming IND submissions, including one for JANX008, our EGFR-TRACTr candidate, in the second half of this year. We look forward to executing on our near-term milestones and advancing our pipeline of novel immunotherapies for cancer patients.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

•
TRACTr candidate pipeline advancing with a Phase 1 clinical trial for JANX007 expected to initiate in 2H 2022 and an IND submission for EGFR-TRACTr (JANX008) in 2H 2022.

o
Janux recently announced that the U.S. Food and Drug Administration (FDA) has cleared the Company’s investigational new drug (IND) application for its lead product candidate, JANX007, a PSMA-TRACTr in development for the treatment of metastatic castration-resistant prostate cancer (mCRPC). A Phase 1 clinical trial of JANX007 is expected to initiate in 2H 2022.

o
Janux plans to submit an IND application to the FDA for its EGFR-TRACTr (JANX008) in 2H 2022. CGMP manufacturing of both drug substance and drug product has been completed to support the IND and supply first-in-human clinical trials.

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Janux plans to submit an IND application to the FDA for its TROP2-TRACTr in 2023.

•
IND-enabling studies ongoing for the first TRACIr development candidate, a PD-L1xCD28 costimulatory bispecific for the treatment of solid tumors.

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Janux expects to submit an IND application to the FDA for its PD-L1xCD28 TRACIr in 2023. Janux has initiated CGMP manufacturing activities and is on-track to support production and release of drug substance and drug product to support an IND filing in 2023.

SECOND QUARTER 2022 FINANCIAL HIGHLIGHTS:

•
Cash and cash equivalents and short-term investments: As of June 30, 2022, Janux reported cash and cash equivalents and short-term investments of $354.3 million, compared to $375.0 million at December 31, 2021.

•
Research and development expenses: Research and development expenses for the quarter ended June 30, 2022, were $14.1 million, compared to $4.7 million for the comparable period in 2021.

•
General and administrative expenses: General and administrative expenses for the quarter ended June 30, 2022, were $5.5 million, compared to $2.0 million for the comparable period in 2021.

•
Net loss: For the quarter ended June 30, 2022, Janux reported a net loss of $16.9 million, compared to a net loss of $6.2 million for the comparable period in 2021.

About Janux Therapeutics

Janux Therapeutics is an innovative biopharmaceutical company developing next-generation therapeutics based on applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms to better treat patients suffering from cancer. Janux’s initial focus is on developing a novel class of T cell engagers (TCEs), and its lead product candidates are designed to target clinically validated drug targets. While TCE therapeutics have displayed potent anti-tumor activity in hematological cancers, developing TCEs to treat solid tumors have faced challenges due to the limitations of prior TCE technologies, namely (i) overactivation of the immune system leading to cytokine release syndrome, (ii) on-target, healthy tissue toxicities, and (iii) poor pharmacokinetics leading to short half-life. Janux is using its TRACTr platform technology to engineer product candidates designed to overcome these limitations by offering accuracy, stability, activity, modularity, and manufacturability. Janux is developing a broad pipeline with lead TRACTr programs targeting prostate-specific membrane antigen (PSMA), epidermal growth factor receptor (EGFR), and trophoblast cell surface antigen 2 (TROP2). For more information, please visit www.januxrx.com.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates, and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$58,403	$35,582
Short-term investments	295,893	339,383
Prepaid expenses and other current assets	3,769	2,054
Total current assets	358,065	377,019
Restricted cash	816	816
Property and equipment, net	3,517	1,412
Operating lease right-of-use assets	22,760	185
Other long-term assets	207	392
Total assets	$385,365	$379,824

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,000	$2,458
Accrued liabilities	4,043	3,779
Current portion of deferred revenue	5,371	5,163
Unvested stock liabilities	492	1,203
Current portion of operating lease liabilities	88	194
Total current liabilities	12,994	12,797
Deferred revenue, net of current portion	5,289	700
Operating lease liabilities, net of current portion	23,268	—
Total liabilities	41,551	13,497
Total stockholders’ equity	343,814	366,327
Total liabilities and stockholders’ equity	$385,365	$379,824

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue	$2,365	$482	$3,954	$862
Operating expenses:
Research and development	14,086	4,737	24,270	6,662
General and administrative	5,540	1,997	10,487	2,736
Total operating expenses	19,626	6,734	34,757	9,398
Loss from operations	(17,261)	(6,252)	(30,803)	(8,536)
Total other income	373	46	505	46
Net loss	$(16,888)	$(6,206)	$(30,298)	$(8,490)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	(340)	17	(1,637)	17
Comprehensive loss	$(17,228)	$(6,189)	$(31,935)	$(8,473)
Net loss per common share, basic and diluted	$(0.41)	$(0.62)	$(0.73)	$(1.52)
Weighted-average shares of common stock outstanding, basic and diluted	41,448,743	10,033,328	41,382,481	5,596,900